PROSPECTUS
5,025,000
Shares
$0.05 per share
Common Stock

be involved in the directing of a feature film based on the submission.  Assuming our website is fully operational by the first quarter of 2009; we anticipate concluding our first competition in the first quarter of 2010 and then continuing this format at the end of each calendar year thereafter.

In addition to the website we plan to focus our business operations on the development and production of commercial feature-length motion pictures having budgets of up to two million dollars. We anticipate promoting these film properties by assembling a business plan for presentation to prospective investors and financiers, consisting of the screenplay, a budget, shooting schedule, production board and identification of recognizable actor(s) or director(s) for the film.  We plan to offer grants of our stock or options to acquire our stock in order to secure actor(s) and/ directors participation in the films.  There can be no assurance that our stock will ever be considered by actors and/or directors in exchange for their participation in a film.

We currently do not have sufficient capital to independently finance our own productions. We intend to rely on outside sources of financing for all film production activities.   Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to produce commercially successful motion picture films.  In order to succeed, we must develop or acquire screenplays appropriate for production and distribution.  We intend to rely on our President's access to and relationships with, creative talent, including writers, actors and directors to find suitable existing screenplays.  There can be no guarantee or assurance that our President and/or the anticipated website will produce our Company commercially viable screenplays resulting in future profits to the Company.

We plan to profit from this business activity by exclusively owning all right title, and interest in and to, the screenplay and any film derived from it and also capitalizing on other marketing opportunities associated with these properties including but not limited to the publishing and promotion of associated music, the incorporation of original songs on sound tracks for subsequent use in promotion, sound track albums, story-telling records and the licensing of merchandising rights. Motion picture revenue is derived from the worldwide licensing of a film to several distinct markets, each having its own distribution network and potential for profit. The selection of the distributor for each of our feature films will depend upon a number of factors. Our most basic criterion is whether the distributor has the ability to secure bookings for the exhibition of the film on satisfactory terms. We will consider whether, when and in what amount the distributor will make advances to us. We will also consider the amount and manner of computing distribution fees and the extent to which the distributor will guarantee certain print, advertising and promotional expenditures.

No assurance can be given that our motion pictures, if produced, will be distributed and, if distributed, will return our initial investment or make a profit. To achieve the goal of producing profitable feature films, we plan to be selective in our choice of literary properties and exercise a high degree of control over the cost of production.

Feature Film Production

Feature film production does not require the ownership of expensive equipment. All the necessary equipment needed to engage in every aspect of the film production process can be rented or borrowed for the period in which it is needed.  This is standard operating procedure for all production companies within the industry and we plan to follow this procedure in our anticipated productions.
This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 1,025,000 shares of common stock. In addition, we are offering a total of 4,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum offering of 1,000,000 shares. The offering price is $0.05 per share. This offering will terminate 270 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 1,000,000 shares are not sold within 270 days from the effective date of this prospectus, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind.  If 1,000,000 shares are sold within 270 days from the effective date of this prospectus, all money received will be available to us and there will be no refund. The funds will be maintained in a separate escrow bank account at Washington Mutual Bank (to Delos Stock Transfer Company-Escrow Account fbo BigSky Productions, Inc.) until we receive $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus.

Our officers and directors will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. No officer or director will receive any compensation for his role in selling shares in the offering.

The selling shareholders have indicated that they do not plan to offer and sell their shares prior to the Company selling the minimum required 1,000,000 common shares set forth in the Company’s offering. However, there are no formal agreements or contracts by and between the Company and any selling shareholder to this effect.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 6.

	Offering Price per Share	Offering Expenses	Proceeds to BigSky
	$0.05	$4,500	$0.04
Minimum Offering:	$50,000.00	$4,500.00	$45,500.00

Maximum Offering:	$200,000.00	$4,500.00	$195,500.00

(1) These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. BIGSKY may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December 23, 2008.

TABLE OF CONTENTS

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PROSPECTUS SUMMARY	1
BigSky Productions, Inc.	1
The Offering	1
Summary of Selected Financial Data	2
RISK FACTORS	3
Risk Factors Relating to BigSky Productions, Inc.	6
Risk Factors Relating to the Motion Picture Industry	8
Risk Factors Relating to This Offering	9
FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	11
DILUTION	11
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING	12
Offering Period and Expiration Date	12
Procedure for Subscribing	13
Right to Reject	14
Selling Shareholders	14
Section 15(g) of the Exchange Act	15
Blue Sky Restrictions	16
DESCRIPTION OF BUSINESS	17
General	17
BigSky Productions, Inc.	17
Feature Film Production	18
Financing Strategy	18
Distribution Arrangements	19
Competition	19
Intellectual Property Rights	20
Censorship	20
Labor Laws	21
DESCRIPTION OF PROPERTY	21
Number of Total Employees	21
Employment Agreements	21
Board Committees	21
Directors	22
Facilities	22
Off-Balance Sheet Arrangements	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION	22
CHANGE IN DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	25
Background of Directors, Executive Officers, Promoters and Control Persons	25
Executive Compensation	26
Directors' Compensation	26
Stock Option Grants	27
Employment Agreements	27
Code of Ethics	27
Corporate Governance	27
Indemnification	27
MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS	27
DESCRIPTION OF SECURITIES TO BE REGISTERED	28
Common Stock	28
Dividend Policy	28
Preferred Stock	28
Market for Securities	28
Equity Compensation Plan Information	29
Holders	29
Reports	29
Transfer Agent	29
AVAILABLE INFORMATION	29
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	30
LEGAL PROCEEDINGS	31
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	31
LEGAL MATTERS	31

PROSPECTUS SUMMARY

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 3-9.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" “the Company” or "BigSky" refers to BigSky Productions, Inc., "SEC" refers to the Securities Exchange Commission,  "Securities Act" refers to the Securities Act of 1933, as amended, and "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

BigSky Productions, Inc.

BigSky was incorporated in the State of Nevada on February 28, 2008. BigSky's fiscal year end is June 30.  We are a development stage enterprise. Our principal office is located at 204 Mescal Circle NW, Albuquerque, New Mexico.  Our telephone number is (505) 918-0290 and our e-mail contact is Sky@big-skyproductions.com.  We our currently developing our website which can be viewed at www.big-sky productions.com.

Our plan of operation is to engage in the business of developing, producing, marketing and distributing low-budget feature-length action films.  To date, our business activities have been limited to organizational matters including beginning the development of our website and the preparation and filing of the registration statement of which this prospectus is a part.

To date, we have not commenced our planned principal operations and have no significant assets.  In order to continue as a going concern we must successfully accomplish the following tasks:

•	Obtain capital through the sale of our common stock through this offering;

•	Establish our presence on the Internet; and

•	Enter into affiliate relationships with writers of screenplays.

To date, we have begun the development of our website.  The purpose of our website is to encourage the submission of short films and film trailers (less than 11 minutes) through which we will identify a story or concept that can be developed into a screenplay. We plan to accomplish this by making all submissions available for viewing to visitors of our website; whom will then be encouraged to vote for their favorite short film.  We plan to profit from this business activity by exclusively owning all right title, and interest in and to, the screenplay and any film derived from it. There can be no guarantee or assurance that we will be able to successfully accomplish one or all of these tasks in the future.

If and when we are able to accomplish the above tasks, in order to achieve and maintain profitability in the future we must produce commercially successful motion picture films based upon the screenplays.  Investors must be aware that we presently do not own any rights to low-budget, feature-length motion pictures or any other film, screenplay or other literary work.  Moreover, we do not have sufficient capital to independently finance our own productions. If we are unable to secure additional financing we would be unable to produce any films, in which case, we would be forced to suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

We have no operating history on which to base an evaluation of our business and prospects.  Prospective purchasers of our stock should be aware of the difficulties normally encountered by new film production companies and the high rate of failure of such enterprises.  These risks include without limitation the high probability that we will be unable to produce a commercially successful film.  If we are unable to profit from the production of motion pictures, our business will most likely fail and any investment made into our common stock would be lost.

We currently have no employees other than our two officers and directors.  We do not intend to hire any employees within the next 6 months.  Our current President works on a part time basis for the Company.

Potential investors should be aware that our officers and directors own 10,661,381, representing 100% of the current issued and outstanding common shares of the Company.   Ellis Martin, prior to this offering owns 10,411,381 and Mirza Santillan owns 250,000 shares of our common stock and if and when, we are able to sell all of the 4,000,000 offered shares, they would still own approximately 73% of our issued and outstanding common stock.  Mr. Martin is registering 1,000,000 of his common shares for sale and Ms. Santillian is registering 25,000 of her common shares for sale through this offering. If they successfully offer and sell all 1,025,000 common shares they would still own 66% of our the issued and outstanding common shares.

Since our inception on February 28, 2008 to November 30, 2008, we have not generated any revenues and have a net loss of $23,058.  In the event we raise at least a minimum of $50,000 sought in this offering, we expect to be able to continue our business for at least the next 12 months.  We anticipate generating revenues within the first twelve months after raising the anticipated $200,000 through this offering.  In the event we do not raise at least $50,000, we will not be able to continue pursuit of our business plan.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.

As of the date of this prospectus, BigSky has 10,661,381 shares of $0.001 par value common stock issued and outstanding which is owned by two (2) shareholders.  If the maximum 4,000,000 are subscribed, there will be 14,661,381 shares issued and outstanding.

The Offering

BigSky Productions, Inc. is offering on a self-underwritten basis 4,000,000 shares of the common stock at a price of $0.05 cents per share.  Selling shareholders of our common stock are offering 1,025,000 shares at the same price. The Company will receive none of the proceeds from the sale of these shares and the proceeds will go directly to the selling shareholders. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The proceeds from the sale of the new shares to be issued in this offering will be payable to "Delos Stock Transfer Company Escrow Account fbo BigSky" and will be deposited in a non-interest bearing bank account until the depository bank determines the funds to be good.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed (ii) the offering is terminated by action of the Board of Directors, or (iii) up to 270 days from the date of this prospectus. BigSky will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the offering. In the event that the Company does not raise the funds necessary to implement its business during the two year offering period, all funds invested in our common stock will be lost.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

BigSky Productions, Inc. will apply the proceeds from the offering to pay for costs associated with the reporting responsibilities of an SEC reporting company, computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, acquisition of screenplays and general working capital.

BigSky's Transfer Agent is Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. The Company’s phone is (503) 320-2873.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 5 and "Dilution" on page 15 before making an investment in our stock.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from BigSky’s financial statements. The data should be read in conjunction with the financial statements and the related notes thereto, as well as the "Management's Discussion and Plan of Operations" included elsewhere in this prospectus.

November 30, 2008
Balance Sheet Data

Working Capital	$500

Total Assets	$500

Total Liabilities	$0

Stockholders’ Equity	$500

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.  We cannot assure any investor that we will successfully address these risks. Prospective investors should carefully consider the following risk factors:

RISK FACTORS RELATING TO BIGSKY PRODUCTIONS, INC.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY, SO IT WILL BE DIFFICULT FOR POTENTIAL INVESTORS TO JUDGE OUR PROSPECTS FOR SUCCESS.

We are a newly organized development stage corporation and have no operating history from which to evaluate our business and prospects. We have earned no revenue since inception. From inception through November 30, 2008, we incurred a net loss of ($23,058). There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, investors may lose their entire investment.

Prospective purchasers of our stock should be aware of the difficulties normally encountered by  new  film  production  companies  and  the  high  rate  of  failure  of such enterprises.  These risks include, without limitation, the high probability that our development activities will deplete our available capital and not result in a commercially successful film.  Unless we are able to produce a profitable motion picture, our business will most likely fail.  These difficulties must be considered when evaluating our business and prospects.

BECAUSE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

BigSky is a development stage company and has not even begun the initial stages of product sourcing. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on February 28, 2008 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the sourcing of screenplays, exploring for locations and marketing motion pictures to prospective distributors in order to enable the company enter into the business of commercial movie production.

THE COMPANY’S AUDITOR HAS SUBSTANTIAL DOUBTS AS TO BIGSKY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our June 30, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance any capital to BigSky. See “June 30, 2008 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. BigSky incurred $23,058 in net loss for the period from inception to November 30, 2008 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

OUR OFFICERS AND DIRECTORS HAVE LIMITED EXPERIENCE IN THE MOTION PICTURE INDUSTRY, WHICH COULD PREVENT US FROM SUCCESSFULLY IMPLEMENTING OUR BUSINESS PLAN, AND IMPEDE OUR ABILITY TO EARN REVENUE.

Our officers and directors have limited practical experience in the motion picture industry. They have never produced a commercial film.  Our management's lack of experience could hinder their ability to successfully develop screenplays that will result in commercially successful films, or to secure production financing.  It is likely that our management's inexperience with film production and financing will hinder our ability to earn revenue. Each potential investor must carefully consider the lack of experience of our officers and directors before purchasing our common stock.

THE COMPANY’S SUCCESS IS DEPENDENT ON CURRENT MANAGEMENT, WHO MAY BE UNABLE TO DEVOTE SUFFICIENT TIME TO THE DEVELOPMENT OF BIGSKY’S BUSINESS PLAN, WHICH COULD CAUSE THE BUSINESS TO FAIL.

BigSky is heavily dependent on the management experience that our officers and directors, Ellis Martin and Mirza Santillan, brings to the company. There is currently no employment contract by and between any officer/director/employee of the Company.  If the Company lost either officer/director, it would negatively impact and delay operations and there is no assurance that suitable replacements could be found. Additionally, Mr. Martin and Ms. Santillan are employed outside of BigSky.  They have been, and continue to expect to be able to commit approximately 10 hours per week of their time, to the development of BigSky’s business plan in the next six months. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to BigSky and we would be unable to develop our business plan resulting in the business failure.

THE COMPANY HAS LIMITED FINANCIAL RESOURCES AND WE MAY NOT BE SUCCESSFUL IN SECURING ADDITIONAL PROCEEDS IN THE FUTURE TO FULLY DEVELOP OUR BUSINESS AND BECOME OPERATIONAL.

BigSky has limited financial resources. As of November 30, 2008 we had $500 of cash on hand. If we are unable to develop our business or secure additional proceeds our business would fail and any investment made into the Company would be lost in its entirety.  We believe the proceeds from this offering will satisfy our operating requirements for the next 12 months (See “Use of Proceeds” below); however, we will need to raise additional proceeds from outside sources, currently estimated at 2 million dollars in the future in order to finance the production of a motion picture and become operational. Such financing may take the form of co-production or joint venture arrangements or limited liability companies or partnerships in which we act as managing member or general partner, additional sales of our securities or an operating line of credit.

Investors must be aware that no assurance can be given that additional financing will be available to us now or in the future, or that if available, it will be on favorable terms.  We currently have no financing commitments and we cannot provide any guarantee or assurance we will be able to secure additional proceeds from this offering or any other source in the future. If we are unsuccessful in securing adequate financing any investment made into the Company would be lost in its entirety.

IN THE FUTURE WE MAY SEEK ADDITIONAL FINANCING THROUGH THE SALE OF OUR COMMON STOCK RESULTING IN DILUTION TO EXISTING SHAREHOLDERS.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest.  To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

WE ARE DEPENDENT UPON THIS OFFERING TO BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR LACK OF REVENUE AND PROFITS MAY MAKE OBTAINING ADDITIONAL CAPITAL MORE DIFFICULT.

We presently have no significant operating capital and we are completely dependent upon the proceeds of this offering to provide the capital necessary to commence our proposed business.  Upon completion of this offering, the amount of capital available to us will still be extremely limited, specifically if less than the maximum amount ($200,000) of the offering is raised.  We have no commitment from our officers/directors to provide additional funding to complete development of our website, commission a screenplay and market the Company.  We do not have any other commitments for additional cash funding beyond the proceeds to be received from this offering. To the extent that we are unable to sell all of the offered shares, our ability to implement our business plan and develop screenplays for production into motion pictures will be adversely affected.  If we are unable to produce a commercially successful motion picture, our business will fail and shareholders will likely lose their investment.

IF OUR FILMS ARE NOT COMMERCIALLY SUCCESSFUL AND/OR DO NOT GENERATE REVENUES, OUR BUSINESS WOULD FAIL.

Producing films involves substantial risks, because it requires that we spend significant funds based entirely on our preliminary evaluation of the screenplay's commercial potential as a film.  It is impossible to predict the success of any film before the production starts.  The ability of a motion picture to generate revenues will depend upon a variety of unpredictable factors, including:

•	public taste, which is always subject to change;

•	the quantity and popularity of other films and leisure activities available to the public at the time of our release;

•	the competition for exhibition at movie theatres, through video retailers, on cable television and through other forms of distribution; and

•	the fact that not all films are distributed in all media.

For any of these reasons, the films that we produce may not be commercially successful and our business may suffer or fail altogether resulting in a complete loss of any investment made into the Company.

BECAUSE WE DO NOT HAVE AN AUDIT COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE DIRECTORS, WHO ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

BIGSKY WILL RELY UPON CONSULTANTS FOR WEB-DEVELOPMENT AND THE CONSULTANT MAY NOT COMPLETE THE WORK WITHIN THE SET FRAMEWORK WHICH IS NECESSARY TO PROMOTE AND RECRUIT PERSONNEL EFFECTIVELY.

BigSky is also heavily dependent on the web consultant to develop the website in a timely matter and within budget. If the consultant does not fulfill their duties, BigSky may not be able to find another consultant with specific expertise to develop its website.

BigSky does not currently have a website that will help the Company attract screenplays and story concepts. A basic website is under construction at www.big-skyproductions.com, however, functionality for our intended use is limited. BigSky intends to use the website as a promotional and recruiting tool for potential industry professionals as well as a tool for recruiting young screenwriters. BigSky has allocated from $3,000 to $15,000 to develop its website in the next twelve months, if it is able to raise capital through this prospectus. If this website is not available, BigSky may not be able to adequately access the pool of writing talent they will need to produce commercially viable motion pictures.

RISK FACTORS RELATING TO THE MOTION PICTURE INDUSTRY

COMPETITIVE PRESSURES FROM COMPANIES WITH MORE RESOURCES MAY RESULT IN BIGSKY’S FAILURE TO IMPLEMENT ITS BUSINESS MODEL.

The marketplace in which the Company competes is intensely competitive and subject to rapid change.  BigSky’s competitors include well established enterprises similar to the Company.  Some of these competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing storylines.  Thus, there can be no assurance that BigSky will be able to compete successfully in the future or that competition will not have a material adverse affect on BigSky’s results of operations. Increased competition could result in lower than expected operating margins or loss of the ability to engage distributors of their productions, either of which would materially and adversely affect BigSky's business, results of operation and financial condition.

IF WE ARE UNABLE TO SECURE DISTRIBUTION FOR OUR FILMS, OUR BUSINESS WILL SUFFER AND LIKELY FAIL.

Because we lack the resources to distribute our films ourselves, we plan to enter into arrangements with established distributors.  As a result, we may be unable to secure distribution agreements or revenue guarantees before funds are spent on production.  In addition, if we are unable to obtain theatrical distribution on acceptable terms, we may evaluate other alternatives, such as retaining a distributor as an independent contractor or bypassing theatrical distribution altogether.  We cannot provide any assurance that we will be able to secure an independent distributor, or if we are able to, under terms that would allow us to be profitable. If we are unable to obtain adequate distribution, we may not have the ability to generate revenue.

WE OPERATE IN A REGULATED INDUSTRY AND CHANGES IN REGULATIONS OR VIOLATIONS OF REGULATIONS MAY RESULT IN INCREASED COSTS OR SANCTIONS THAT COULD REDUCE OUR REVENUES AND PROFITABILITY.

The motion picture industry is subject to extensive and complex federal and state laws and regulations related to safety, conduct of operations, payment for services and payment for creative talent.  If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

RISK FACTORS RELATING TO THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Prior to this offering, Mr. Martin, officer and director of our Company owns 10,411,381 common shares representing approximately 97.6% of the outstanding common stock. Ms. Santillian, officer and director currently owns 250,000 common shares, representing 2.4% of the current outstanding common stock.  In the event the maximum offering of 4,000,000 common shares is attained, our officers and directors would own approximately 73% of our outstanding common stock.  In the event the maximum offering is attained and Mr. Martin successfully sells the 1,000,000 common shares and Ms. Santillian sells 25,000 of their own holdings in the secondary offering they would still own approximately 66% of the issued and outstanding common stock of the Company. Such concentrated ownership will limit our stockholders control over decision making activities that require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

OUR CURRENT MANAGEMENT IS SIMULTANEOUSLY OFFERING 1,025,000 OF THEIR OWN COMMON SHARES THROUGH A SECONDARY OFFERING IN CONJUNCTION WITH THE COMPANY’S 4,000,000 COMMON SHARE OFFERING, WHICH MAY NEGATIVELY IMPACT THE COMPANY’S SUCCESS IN THE OFFERING OF THEIR COMMON SHARES.

Mr. Martin and Ms. Santillian are offering a combined 1,025,000 common shares through this offering.  There are no agreements in place to prevent either of them from selling their common shares once they are registered.   If either of them offer and sell their shares before the Company has reached its minimum threshold of 1,000,000 common shares it may prevent the Company from ever obtaining the minimum requirement resulting in the business to fail.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF WE FAIL TO IMPLEMENT OUR BUSINESS PLAN.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on February 28, 2008.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  We have yet to commence planned operations.  As of the date of this prospectus, we have had only limited start-up operations and generated no revenues.  We cannot guarantee that we will be successful in accomplishing our objectives.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT COSTS AS A RESULT OF OPERATING AS A REPORTING COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will incur significant legal, accounting and other expenses as a fully-reporting public company.  Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices.  Our management will need to devote a substantial amount of time to these new compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures.  In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses.  Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.  Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

THE COMPANY HAS DETERMINED THE PRICE OF THE SHARES IN THIS OFFERING AT AN ARBITRARY OFFERING PRICE

The offering price of $0.05 per share of common stock was arbitrarily determined by BigSky and is unrelated to specific investment criteria, such as the assets or past results of BigSky’s operations.  In determining the offering price, BigSky considered such factors as the prospects, if any, of similar companies, the previous experience of management, BigSky’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

PARTICIPATION IS SUBJECT TO RISKS OF INVESTING IN MICRO CAPITALIZATION COMPANIES.

BigSky Productions, Inc. believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by our Officers, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company will be capable of selling all, or any, of the common shares offered hereby.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Once the minimum 1,000,000 shares are sold investors will not have the right to withdraw invested funds.  Subscription payments will be released from the escrow Account to BigSky if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once the minimum shares are sold, investors will not have the use or right to return of such funds during the remaining Offering period or thereafter.

BIGSKY PRODUCTIONS, INC. DOES NOT PLAN TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, AND, AS A RESULT, STOCKHOLDERS WILL NEED TO SELL SHARES TO REALIZE A RETURN ON THEIR INVESTMENT.

BigSky has not declared or paid any cash dividends on its capital stock since inception.  BigSky intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.  If no market develops for the common shares in the future investors would lose their entire investment.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Currently Mr. Ellis Martin, our President owns 97.66% of our issued and outstanding common stock.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

THERE IS CURRENTLY NO MARKET FOR BIGSKY’S COMMON STOCK, BUT IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE.

There is currently no market for BigSky’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of BigSky’s common stock will be subject to wide fluctuations in response to several factors including:

• The ability to complete the development of BigSky in order to provide those products and services to the public;

• The ability to generate revenues from sales;

• The ability to generate brand recognition of the BigSky products and services and acceptance by consumers;

• Increased competition from competitors who offer competing services; and

• The Company’s financial condition and results of operations.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WHILE BIGSKY EXPECTS TO APPLY FOR LISTING ON THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, EITHER IN THE NEAR TERM OR IN THE LONG TERM.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

The present owner of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial “Dilution”.  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “Dilution”.

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on November 30, 2008 was $500 or $0.00004690 per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $196,000 or $0.0136754  per share.  Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.036325 per share, while the present stockholders of the Company will receive an immediate and substantial increase of $0.013628 per share in the net tangible book value of the shares they hold.  This will result in an 72.65% dilution for purchasers of stock in this offering (assuming the maximum offering 4,000,000 shares is obtained. Please refer to "Dilution" on page 11.

These risk factors, individually or occurring together, would likely have a substantial negative effect on BigSky’s business and would likely cause it to fail.

FORWARD-LOOKING STATEMENTS

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS.  WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

This prospectus contains forward-looking statements about BigSky’s business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available. BigSky can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandising concept that BigSky expects to market, the Company’s ability to establish a customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

We are offering a minimum of 1,000,000 shares and a maximum of 4,000,000 shares of our common stock on a best efforts and self-underwritten basis.  The offering price per share is $0.05. There is no assurance that BigSky will sell through the direct offering the minimum 1,000,000 common shares nor the 4,000,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Managements Discussion and Plan of Operation on page 27.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares are	Shares are	Shares are	Shares are
	Sold	Sold	Sold	Sold

GROSS PROCEEDS FROM THIS OFFERING	$50,000	$100,000	$150,000	$200,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$4,500	$4,500	$4,500	$4,500
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$800	$800	$800	$800
Transfer Agent Fees	$4,500	$4,500	$4,500	$4,500

SUB-TOTAL	$10,300	$10,300	$10,300	$10,300

NET PROCEEDS FROM OFFERING	$39,700	$89,700	$139,700	$189,700

Less: USE OF NET PROCEEDS
Accounting, Legal and Professional Fees	$1,000	$2,000	$3,000	$4,000
Office Equipment and Furniture	$1,000	$2,000	$2,000	$2,000
Office Supplies	$500	$1,000	$1,500	$1,500
Options to Acquire Literary Properties	$10,000	$20,000	$60,000	$70,000
Web-site development	$10,000	10,000	10,000	10,000
SUB-TOTAL	$22,500	$35,000	$76,500	$87,500

Less: COSTS ASSOCIATED WITH PRODUCT
ACQUISITION
Consulting Expenses	$0	$10,000	$25,000	$30,000
Travel	$2,000	$4,000	$6,000	$7,000

SUB-TOTAL	$2,000	$14,000	$31,000	$37,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	$14,700	$39,700	$30,700	$63,700

SUB-TOTAL	$15,200	$40,700	$32,200	$65,200

TOTALS	$50,000	$100,000	$150,000	$200,000

1 The category of General Working Capital may include, but not be limited to, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

2 The above figures represent only estimated costs.

Consulting Expenses.  The Company anticipates utilizing outside third party service providers to:  (1) search for and recommend cast members and other components that relate to producing films, (2) marketing and promotion, and (3) financial consulting services to assist in acquiring additional equity in the future.  At this time the Company has not identified and does not have any agreements in place with any consultant.

Options to Acquire Literary Properties refer to the cost of purchasing the exclusive rights for a negotiated period of time to acquire screenplays that can be produced into commercially salable motion pictures.  During the term of an option, the owner of the screenplay cannot sell it to any other party.  Upon expiration of an option, we will forfeit the right to purchase the screenplay at the negotiated price.

Travel are to be used for trips to visit various shoot locations and the acquisition of options on screenplays.  Also, it may become necessary to travel to meet with potential independent contractors for the purpose of website development and other marketing planning activities.

In the case that the offering does not reach the maximum and the total proceeds are less than those indicated in the table, BigSky will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. BigSky’s offering price for shares sold pursuant to this offering is set at $0.05. Our officers and directors paid $2,500 in cash and services in exchange for 10,661,381 of $0.001 par value shares of our common stock. This represents a cost per share of $0.0010935 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for BigSky stock) and the high level of risk, considering the lack of operating history for BigSky.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of BigSky’s issued and outstanding stock. This is due in part to shares of Common Stock issued to the Company’s founders totaling 10,661,381 shares at $0.0022097 per share versus the current offering price of $0.05 per share. Please refer to the section titled “Transactions with Related Persons, Promoters and Certain Control Persons” on page 30, for more information. The Company’s net book value on November 30, 2008 was $500.  Assuming that all of the 4,000,000 shares of common stock offered in this Prospectus are sold, and in effect the Company receives the maximum proceeds of this offering from shareholders, BigSky’s net book value will be approximately $0.0136754 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.036325 per share, while the Company’s present stockholders will receive an increase of $0.013628 per share in the net tangible book value of the shares that they hold. This will result in 72.65% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  The table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

Dilution Table

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.05	$0.05	$0.05	$0.05

Book Value Per Share Before the Offering	$0.0000469	$0.0000469	$0.0000469	$0.0000469

Book Value Per Share After the Offering	$0.0043305	$0.0079375	$0.0110165	$0.0136754

Net Increase to Original Shareholders	$0.004284	$0.0078910	$0.0109700	$0.0136280

Decrease in Investment to New Shareholders	$0.045669	$0.0420620	$0.038984	$0.0363250

Dilution to New Shareholders (%)	91.34%	84.12%	77.97%	72.65%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Company’s offering consists of a maximum of 4,000,000 shares of common stock to be sold by BigSky Productions, Inc. at $0.05 per share. The selling shareholders offering consists of 1,025,000 shares of our common stock that is to be sold at the same price.

General

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board (OTCBB). We do not yet have a market maker who has agreed to file such application.  There can be no guarantee that the Company will ever be successful in obtaining a market for its common stock in the future.  If no market can be developed for our common stock any investment made into the Company’s common stock would be lost in its entirety.

The Company is offering a minimum 1,000,000 and a maximum of 4,000,000 common shares at 0.05 per share.  The selling shareholders are offering 1,025,000 common shares at $0.05 per share.  The selling shareholders have indicated that they do not plan to offer and sell their shares prior to the Company selling the minimum required 1,000,000 common shares set forth in the Company’s offering. However, there are no formal agreements or contracts by and between the Company and any selling shareholder to this effect.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Company’s Offering-Minimum 1,000,000 and a Maximum of 4,000,000 Common Shares Offered

BigSky is offering up to 4,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum requirement of 1,000,000 shares to be sold within 270 days from the effective date of this registration statement. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at Washington Mutual Bank (to Delos Stock Transfer Company-Escrow Account fbo BigSky Productions, Inc.) The funds will be maintained in the separate bank until we receive $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. If we have not sold 1,000,000 shares and raised $50,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could delay us in refunding your money if we are unable to raise the minimum $50,000 within the 270-day period. During the 270-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $50,000 within the 270-day period referred to above. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days after the effective date of this registration statement. Collected funds are deemed funds that have been paid by the drawee bank. Our officers and directors will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

We will sell the shares in this offering through our officers and directors. They will not receive any commission from the sale of any shares. They will not register as a broker/dealers under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.       The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last 12 months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.  BigSky’s officers and directors may not purchase any securities in this offering.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Martin and Ms. Santillan. Mr. Martin and Ms. Santillan will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Martin and Ms. Santillan. Further, the shares will not be offered through any media or through investment meetings. Mr. Martin and Ms. Santillan will personally contact potential investors. The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

Offering Period and Expiration Date

This offering will start after the registration statement is deemed effective by the Securities and Exchange Commission and continue for a period of up to 270 days.

The prospectus will not be provided or made available by the Company its officers and/or directors to any potential purchaser(s) prior to effectiveness of this registration statement.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Delos Stock Transfer Company Escrow Account-fbo BigSky  and sent to BigSky Productions, Inc. C/O Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate escrow account at Washington Mutual Bank, held by Delos Stock Transfer, until we have received $50,000. Upon receipt of $50,000, we will withdraw and use the funds. If we do not receive the $50,000 within 270 days of the effective date of this offering, all subscription proceeds received will be promptly returned to each investor without interest or deduction.

Selling Security Holders-Offering 1,025,000 Common Shares

1,025,000 shares are being offered by current shareholders, whom are officers and directors of the Company.  Mr. Martin is offering 1,000,000 common shares and Ms. Santillian is offering 25,000 common shares.  The shares are being offered at $0.05 per share.  The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”.

The following table sets forth the shares beneficially owned, as of November 30, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders pursuant to the exemption from the registration under the Securities Act.   The selling security holders are officers and directors of our Company.

The percentages below are calculated based on 10,661,381 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name	Number of Shares Owned Pre-Offering	Number of Shares Offered	Number of Shares Owned Post Offering	Percentage of Shares Owned Post Offering
Ellis Martin	10,411,381	1,000,000	9,411,381	64.2%
Mirza Santillan	250,000	25,000	225,000	1.5%

Notes:
This chart assumes the sale of all 4,000,000 shares of Company stock offered in this prospectus.

In February 2008, we issued 10,411,381 shares of our common stock to Ellis Martin, the President and member of the board of director, in exchange for cash of $2,250 and services valued at $20,808.  Mr. Martin received 2,250,000 shares in exchange for $2,250 cash and 8,161,381 shares were issued for $20,808 in services. In March, 2008, the Company issued 250,000 shares of our common stock to Mirza Santillan, the Secretary/Treasurer and member of the board of directors, in exchange for $250.

These shares may be sold by one or more of the following methods, without limitations.

• A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
• Ordinary brokerage transactions and transactions in which the broker solicits purchasers
• Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make those statements not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination, notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF BUSINESS

General

We were incorporated on February 28, 2008, under the laws of the State of Nevada. We are a development stage independent motion picture producer having our principal office located at 204 Mescal Circle NW, Albuquerque, New Mexico. Our phone number is (505) 918-0290 our e-mail is Sky@bigskyproductions.com.  Our website is presently being developed at www.big-skyproductions.com.

Our plan of operation is to engage in the business of developing, producing, marketing and distributing low-budget feature-length action films.  To date, our business activities have been limited to organizational matters including beginning the development of our website and the preparation and filing of the registration statement of which this prospectus is a part.

We currently have no employees except for our officers and directors.  We may utilize independent contractors and consultants from time to time to assist in developing, producing and promoting our motion pictures. Independent contractors are generally paid on a commission, hourly or job-related basis, depending on the services being performed.

We have no plans, arrangements, commitments, or understandings to engage in a merger or acquisition with another company.

BigSky Productions, Inc. Business Development

We have begun the development of our website (www.big-skyproductions.com); if we are successful in raising at least the minimum proceeds ($50,000) from this offering we anticipate having our website fully operational within 45-60 days after receiving the funds.  The primary purpose of our website is to encourage the submission of short films and film trailers (less than 11 minutes) for fee of approximately $100 to $200.  With these short film submissions we plan to identify a story or concept that has the potential to be developed into a screenplay. We plan to profit from this business activity by exclusively owning all right title, and interest in and to, the screenplay and any film derived from it.

In order to help identify screenplays with potential of being developed into commercial feature films, we plan to utilize public feedback.  We will accomplish this by making all short film submissions available for free viewing at our website; whereby the visitor will be encouraged to vote for their favorite short film.  We anticipate providing the director of the winning short film an opportunity to

Such rentals and temporary equipment are accounted for in the budget of each film in what are called the "below the line" costs that are directly charged to the production or the cost of "manufacturing" the film.  We plan to rent whatever equipment is needed for the shortest period of time and to coordinate its use to avoid idle time.

Essential to our success will be the production of high quality action films having budgets of $2-Million or less that have the potential to be profitable.  We believe the low budgets within which we intend to operate will serve the dual purpose of being low enough to limit our downside exposure and high enough to pay for a feature film with accomplished actors or directors that appeal to the major markets. It will be critical to our success that our budgets remain small enough so that a large percentage of our capital is not put at risk.  In order to produce quality motion pictures for relatively modest budgets, we must avoid high overhead caused by large staff, interest charges, substantial fixed assets, and investment in a large number of projects that are never produced.  We believe that by maintaining a smaller, more flexible staff, with fewer established organizational restrictions we can further reduce costs through better time management.  There can be no assurance provided that the Company will be successful in coordinating all the components required to produce a high quality low budget film in the future.  If we are not able to successfully produce a quality film in the future any investment made into the Company would be lost in its entirety.

We intend to be very selective when choosing literary properties to develop. They must have a rating of PG, PG-13 or R, and should be within the genres of suspense, action drama or comedy action.  No screenplay that we select or develop will require more than three main characters, five minor characters and ten bit characters.  The selected scripts will not require more than 50 extras throughout the entire production, or more than 20 extras in any single scene.  Stories will take place between 25-35 different locations, but production must be limited to no more than 5-10 physical locations.  We will not consider any scripts that require more than two special effects scenes, location scenes involving talent, staff or crew travel or per diems, futuristic or period sets, props or wardrobe.

At this time we cannot provide any assurance that we will ever be able to produce a high quality action film in the future.

Financing Strategy

We will not be able to produce a feature film on our own with the proceeds of this offering.  We will require additional outside financing in order to produce a film.  Primary responsibility for the overall planning, financing and production of each motion picture will rest with our management. For each motion picture we plan to employ an independent film director who will be responsible for, or involved with, many of the creative elements, such as direction, photography, and editing.  All decisions will be subject to budgetary restrictions and our business control, although we will permit an independent director to retain reasonable artistic control of the project, consistent with its completion within strict budget guidelines and the commercial requirements of the picture.  We cannot provide any guarantee that we will be able to ever employ a competent independent film director in the future to manage our anticipated films.

Whenever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the production and financing cycle.  Once a film package has been assembled, there are various methods of obtaining the funds needed to complete the production of a motion picture.  Examples of financing alternatives include the assignment of our rights in a film to a joint venture or a co-producer.  Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner. We may also obtain favorable pre-release sales or pre-licensing commitments from various end-users such as independent domestic distributors, foreign distributors, cable networks, and video distributors. These various techniques, which are commonly used in the industry, can be combined to finance a project without a major studio financial commitment.  We may, at management’s discretion, sell shares of our capital stock or exchange shares for services, to finance the production of films.

By virtue of using Canada as our primary shooting location, we may be able to obtain financial support from the Canadian federal and provincial governments.  By filming in Canada, we expect to be able to borrow against tax credits obtained through Canadian federal and provincial production services tax credits.  These tax credits will enable to us to recover 27% to 33% of eligible labor costs, or approximately 13.5% to 16.5% of our total production budget.  Canadian banks commonly allow producers to borrow against such tax credits in producing motion pictures.  We may also be able to access foreign government financing through international co-productions with treaty countries.

We may use any one or a combination of these or other techniques to finance our films. We anticipate that any financing method will permit us to maintain control over the production. There can be no assurance that we will be able to successfully arrange for such additional financing and to the extent we are unsuccessful, our production activities may be adversely affected.

Distribution Arrangements

Effective distribution is critical to the economic success of a feature film, particularly when made by an independent production company. We have not as yet negotiated any distribution agreements.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors. We will retain the right for ourselves to market the films on a jurisdiction-by-jurisdiction basis throughout the rest of the world and to market television and other uses separately.  In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

To the extent that we may engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our motion pictures.

Competition

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of entertainment.  The industry is currently evolving in such a way that certain multinational multimedia firms will be able to dominate this space because of their control over key film, magazine, and television content, as well as key network and cable outlets.  These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films.  All of our competitors will likely be organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. Our success will depend on public taste, which is both unpredictable and susceptible to rapid change.

As an independent film production company, we most likely will not have the backing of a major studio for production and distribution support. Consequently, we may not be able to complete a motion picture.

In order to be competitive, we intend to create independent motion pictures that may appeal to a wide range of public taste both in the United States and abroad.  Moreover, by producing our films in Canada we believe that we will be able to significantly reduce production costs, and thereby offer our films to distributors at competitive pricing.   Investors must be aware that at this time we have not produced any film and may not ever be successful in doing so in the future.

Intellectual Property Rights

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada.  These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws. We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions. Motion picture piracy is an industry-wide problem.  The motion picture industry trade association provides a piracy hotline and investigates all piracy reports. The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation and/or the Royal Canadian Mounted Police with the possibility of criminal prosecution.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy. We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office.  Both offices will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights.  Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright. Copyright in both Canada and the United States does not cover the idea or concept behind the work or any characters portrayed in the work.  Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others. Under the laws of both the United States, and Canada, these individuals are not always considered the "authors," however, because a motion picture is frequently a "work made for hire." In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes.  We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

Canada's copyright law is distinguished from that of the United States by recognizing the moral rights of authors.  Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation.  Moral rights cannot be sold or transferred, but they can be waived.  We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

Motion picture piracy is an international as well as a domestic problem. It is extensive in many parts of the world. In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures. If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.

Censorship

An industry trade association, the Motion Picture Association of America, assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration. The film distributor generally submits its film to the Code and Rating Administration for a rating. We plan to follow the practice of submitting our motion pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions. These laws generally seek to eliminate the practice known as "blind bidding" and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first. In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain jurisdictions and media.

Labor Laws

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements. Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations.  If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue and result in our business to fail.

We will use non-unionized talent whenever possible to reduce our costs of production.  Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions.  Strikes or other work stoppages by members of these unions could delay or disrupt our activities.  The extent to which the existence of collective bargaining agreements may affect us in the future is not currently determinable.

Description of Property

We are presently using office space in Albuquerque, New Mexico, provided at no cost by our President.  If we are able to sell all of the offered shares, we may lease office space in the Greater Albuquerque area.

Number of Total Employees

BigSky Productions, Inc. is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Ellis Martin and Mirza Santillan, our officers and director, to set up our business operations.  They currently work for us on a part-time basis and whose time and efforts are being provided to BigSky without compensation. Mr. Martin and Ms. Santillan expect to devote approximately 10 hours per week to our business.  Mr. Martin is prepared to dedicate additional time to our operations, as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals. There are no other full- or part-time employees.

The film production professionals we plan to utilize will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Board Committees

BigSky has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors BigSky is authorized to have is seven (7). However, in no event may BigSky have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person. BigSky currently has two directors.

Facilities

BigSky uses an administrative office located at 204 Mescal Circle, Albuquerque, New Mexico 87105. Office space is currently being provided free of charge at this location by our President. Currently, there are no proposed programs for the renovation, improvement or development of the facilities currently use.

The Company’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.  Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next months 12. Our auditor's opinion is based on our suffering initial losses, having no operations, and having limited working capital. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations.

We have only two officers and one director who are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. If they are unable to perform all of their duties adequately any investment made into the Company may be lost in its entirety.

 Limited Operation History; Need for Additional Capital

BigSky was incorporated on February 28, 2008.  As of November 30, 2008, we generated no revenues and incurred $2,000 in operating expenses.  Since our incorporation, we have raised capital through private sales of our common equity.  Since its incorporation BigSky has financed its operations through minimal initial capitalization and nominal business activity.

Liquidity and Capital Resources

The realization of revenues in the next twelve months is important to the execution of the plan of operations.  However, we cannot guarantee that we will be able to generate such growth.  If we cannot produce sufficient cash flow or raise sufficient proceeds through the sale of our common shares over the next twelve months we will not be able to continue as a going concern and our business will fail.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $50,000. If we can raise the maximum amount of the offering ($200,000), we believe the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and creative consultants.  The Company cannot provide any guarantee it will be able to sell any of its common shares through this proposed offering.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of November 30 2008, we have issued 10,411,381 shares of our common stock to Ellis Martin, the President and member of the board of directors, in exchange for cash of $2,250 and services valued at $20,808.  Specifically, Mr. Martin received 2,250,000 shares in exchange for $2,250 cash and 8,161,381 shares were issued for $20,808 in services. In March, 2008, the Company issued 250,000 shares of our common stock to Mirza Santillan, the Secretary-Treasurer and member of the board of directors, in exchange for $250.

Plan of Operation

BigSky’s business strategy is to develop a website (www.big-skyproductions.com) and have it operational by no later than the first quarter of 2009 whereby individuals will be able to submit a short film or trailer (11 minute or less) on the site.  Theses submissions will be available for public to view and critique and ultimately vote for their favorite submission.  By the first quarter of 2010 the Company hopes to have multiple submissions and a “winner” as chosen by the public’s vote, and continuing this platform on an annual basis.  The Company will then provide the winning director an opportunity to direct a feature film based on the submission.  We also plan to commission a feature-length screenplay to be written by a professional writer, based on the submission.  We will exclusively own all right title and interest in and to the underlying screenplay and any film derived from it.

The number of screenplays to which we will be able to secure production rights during the development stage will depend upon the success of this offering.  We plan to develop at least one screenplay based on the submission to our website that receives the most votes in 2009, regardless of the number of shares we sell in this offering.  If the proceeds from this offering are insufficient to pay for such development, our President may advance up to $10,000 on our behalf in this regard.  There are currently no agreements in place by and between the Company and its President for any future loans.  There can be no guarantee we will have enough funds to secure the rights of any screenplay in the future.

If the Company is successful in obtaining the minimum proceeds ($50,000) from this offering it plans to implement the following tasks within the subsequent twelve months:

Website:  (Estimated cost to complete $10,000). Developing a website is critical to reaching prospective screenwriters as well as industry professionals.  Our proposed website www.big-skyproductions.com will be designed as a marketing mechanism to generate awareness of our brand and production concept as well as attracting new writing talent.  As of the date of this prospectus the Company has secured the domain name and anticipates completion of the website within 45-60 days from receiving the minimum funding.

Secure Rights to Screenplay:  (Estimated cost $10,000).  The Company estimates it will take approximately six to twelve months after the website is operational to secure the rights to a screenplay.

Pre-Production Business Plan: (Estimated cost $12,000- the Company has allocated this expense from Working Capital, see the table within the “Use of Proceeds” section above).   Once the above tasks are completed the Company estimates completing a pre-production business plan within 30-45 days.  This pre-production business plan together with the preliminary screenplay, budget, shooting schedule, production board and any talent commitment will be presented to prospective directors, actors, investors and/or financiers by our management.

If the Company is able to successfully complete the above goals within the estimated timeframes set forth and is able to raise additional proceeds above the minimum ($50,000) from this Offering; those funds would be allocated as follows:

Retain Screen Writer:  (Estimated cost $10,000).  After a screenplay has been secured the Company estimates an additional three months thereafter would be required to secure a screenwriter. The Company has allocated this expense from Working Capital, see the table within the “Use of Proceeds” section above)

Completion of Screenplay:  (Estimated cost $10,000).  The Company believes the screenplay can be finalized within three months.

Secure Director, Actor(s) and Supporting Cast for Film Production: (Estimated cost $75,000- $125,000 this fee may be secured with issuance of the Company’s common stock – however, management cannot predict at this time if its common stock will be attractive to secure the above personnel).  The Company believes this can be completed within 30-45 days after the screenplay has been written.

The following steps would require additional financing beyond the anticipated proceeds ($200,000) being raised from this Offering. The Company believes if it is able to complete the above goals it would be in a position to obtain the additional financing to complete the below tasks within the specified timeframe; however, investors should be aware that there can be no guarantee or assurance that the Company will be successful in completing any of the above described tasks.

Secure Financing: The Company cannot provide any estimated cost for the financing aspect of the film as there are multiple variables to financing the film.  See “Financing Strategy” in the Description of Business section set forth above.  The Company anticipates that the financing of a film will be in discussions with various potential investors and/or participants as soon as a viable screenplay is identified by management.

Film/Production:  The Company plans to focus its business on the development and production of commercial feature-length motion pictures having budgets of up to $2 million.  Estimated time to complete filming and production is estimated at nine to twelve months.

Secure Distribution Agreements:  (Estimated cost $2,500).  Upon completion of the film/production process the Company plans seek and secure distribution agreements.

Our management does not anticipate the need to hire additional full or part- time employees over the next six (6) months, as the services provided by our officers and director appear sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by these two individuals.  Our management's responsibilities are mainly administrative at this early stage.  While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize will be considered independent contractors. We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur research costs in the next twelve months; we currently do not own any significant plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change.

CHANGE IN DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

BigSky has no disagreements with its accountants regarding accounting or financial disclosure matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to BigSky to own more than 5% of the outstanding common stock as of February 29, 2008, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*
Common Stock	Ellis Martin 204 Mescal Circle NW Albuquerque, New Mexico 87105	10,411,381	97.66%
Common Stock	Mirza Santillan 204 Mescal Circle NW Albuquerque, New Mexico 87105	250,000	2.34%

*The percent of class is based on 10,661,381 shares of common stock issued and outstanding as of November 30, 2008.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until her or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

Background of Directors, Executive Officers, Promoters and Control Persons

Ellis Martin, Age 59: From 2000 to present, Mr. Martin has been the Executive Producer of The Opportunity Show and is the President and CEO of the parent corporation, Sol Media International Ltd.  Sol Media produces and airs syndicated financial and talk radio programs such as The Opportunity Show heard on radio stations across North America. Prior to this employment Mr. Martin has held a variety of broadcasting positions in California, New York and New Mexico.   He has been a member of the Hollywood Screen Actor’s Guild since 1990. He is a founding director of the New Mexico Film Industry Coalition, as well as the Southwest Playwright’s Laboratory.

Mirza Santillan, Age 30: Since 2007, Ms. Santillan has worked at Sol Media as the Director of Operations where she has been engaged in research, investigation and reporting in addition to her management role. During her tenure at Sol Media, she has assisted in the Company’s radio production of its syndicated national program, “The Opportunity Show.” As Director of Operations she has been responsible for management of the staff, scheduling guests and managing the financial needs of Sol Media. Prior to this employment, Ms. Santillan worked for the Law Offices of L. Edmund Kellogg as Office Manager and a paralegal. She is approved as a paralegal by the American Bar Association. She received her training at Pasadena City College.

There are no familial relationships among our officers or directors.  None of our directors or officers are a director in any other reporting companies.  None of our directors or officers have been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Executive Compensation

The following table sets forth certain information regarding executive officers and directors of BigSky as of the date of this prospectus:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)		Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation

Ellis Martin President, Director, Treasurer	2008	0	0	0	$	*20,808	0	0	0
Mirza Santillan Vice President-Operations Secretary	2008	0	0	0		0	0	0	0

Notes:

1.
Mr. Martin and Ms. Santillan have obligations to entities other than BigSky.  We expect them to spend approximately 10 hours per week on our business affairs.  As of the date of this prospectus, BigSky is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

2.
There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the period ended November  30, 2008. Otherwise as detailed above, there has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ending June 30, 2008 or the period ended November 30, 20008.  No compensation is anticipated within the next six months to any officer or director of the Company.

As of November 30, 2008 we have issued 10,411,381 shares of our common stock to Ellis Martin, the President and member of the board of director, in exchange for cash of $2,250 and services valued at $20,808.  Mr. Martin received 2,250,000 shares in exchange for $2,250 cash and 8,161,381 shares were issued for $20,808 in services. In March, 2008, the Company issued 250,000 shares of our common stock to Mirza Santillan, the Secretary-Treasurer and member of the board of directors, in exchange for $250.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to BigSky Productions, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

BigSky did not grant any stock options to the executive officer during the most recent fiscal period ended June 30, 2008 or for the period ended November 30, 2008. BigSky has also not granted any stock options to the Executive Officers since incorporation on February 28, 2008.

Employment Agreements

There are no employment agreementsa

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 204 Mescal Circle NW, Albuquerque, New Mexico204 Mescal Circle NW, Albuquerque, New Mexico 87105

Corporate Governance

The Board of Directors has approved an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company wide treatment of check writing and receiving, as well as the items relating to disclosure to shareholders and regulators.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

As of the date of this prospectus, there is no public market in BigSky Productions, Inc. common stock. This prospectus is a step toward creating a public market for BigSky stock, which may enhance the liquidity of BigSky shares. However, there can be no assurance that a meaningful trading market will develop.  BigSky Productions, Inc. and its management make no representation about the present or future value of BigSky common stock.

As of the date of this prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of BigSky Productions, Inc.;

2. There are currently 10,661,381 shares of BigSky’s common stock held by two (2) shareholders, including of its officer and director Ellis Martin-10,411,381 common shares and officer and director Mirza Santillan-250,000 common shares.  All of these shares are subject to the restrictions set forth in Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement of which this Prospectus is a part, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

At the present time, the Company is not classified as a “shell company” under Rule 405 of the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $.001 per share. As of November 30, we had 10,661,381shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in BigSky. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of BigSky.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Preferred Stock

BigSky has no preferred stock authorized.

Market for Securities

There is currently no public trading market for our common stock.

As of November 30, 2008, we had 10,661,381shares of common stock issued and outstanding and approximately two (2) stockholders of record of our common stock.  This prospectus relates to the sale of 4,000,000 shares of our common stock by the Company and 1,025,000 shares to be sold by our selling shareholders. Both will offer their shares at a price of $0.05 per share.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of the date of this prospectus, BigSky Productions, Inc. has 10,661,381shares of $0.001 par value common stock issued and outstanding held by two (2) shareholders of record.

Reports

After this offering, BigSky, Inc will furnish its shareholders with annual financial reports certified by BigSky's independent accountants, and may in BigSky's discretion, furnish unaudited quarterly financial reports.

After this offering, BigSky will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

Transfer Agent

We will use Delos Stock Transfer, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962 as our transfer agent.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of BigSky Productions, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by The Blackwing Group, LLC, 18921G E Valley View Parkway, Suite 325, Independence, Mo 64055, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding BigSky’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Ellis Martin, officer and director of BigSky Productions, Inc. and Mirza Santillan, officer is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of BigSky. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On February 29, 2008, BigSky issued 10,411,381 shares of Common stock to Ellis Martin for $2,250 in cash and $20,808 in services.  The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On February 29, 2008 BigSky issued 250,000 shares of Common stock to Mirza Santillan for $250. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

LEGAL PROCEEDINGS

BigSky is not currently a party to any legal proceedings. BigSky’s agent for service of process in Nevada is:   Genesis Corporate Development, LLC. The telephone number is: (702) 301-7333.

BigSky’s officers and directors have not been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Martin and Ms. Santillan have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against BigSky.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS

Our financial statements for the period from inception to June 30, 2008, included in this prospectus, have been audited by The Blackwing Group, LLC, 18921G E Valley View Parkway, Suite 325, Independence, Missouri 64055 telephone number is (816) 813-0098, as set forth in their report included in this prospectus. The financials included herein for the period ended November 30, 2008 have been reviewed by The Blackbird Group. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Timothy S. Orr, Esq., has acted as our legal counsel in providing an opinion for this filing.

BIGSKY PRODUCTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

FEBRUARY 28, 2008 (DATE OF INCEPTION)

TO JUNE 30, 2008

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055

TABLE OF CONTENTS

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BigSky Productions, Inc.
(A Development Stage Company)
204 Mescal Circle NW
Albuquerque, New Mexico 87105

We have audited the accompanying balance sheet of BigSky Productions, Inc. (A Development Stage Company) as of June 30, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of BigSky Productions, Inc. (A Development Stage Company) as of June 30, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
September 22, 2008

BIGSKY PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JUNE 30, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	$500
Prepaid Expenses	21,058
Total Current Assets	21,558

Total Assets	$21,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;	-
75,000,000 shares authorized;	-
10,661,381 shares issued and outstanding	$10,661
Additional Paid in Capital	12,897
Retained Earnings (Accumulated Deficit)	(2,000)
Total Stockholders' Equity	$21,558

Total Liabilities and Stockholders' Equity	$21,558

BIGSKY PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2008

Total Income	$-

Total Cost of Sales	-

Gross Margin	-

General and Administrative Expenses
Advertising	-
Consulting	500
Miscellaneous	1,500
Total Expenses	2,000

Net Income (Loss)	$(2,000)

Per Share Information:

Net Income (Loss) per share - 10,661,381 shares issued	$(0.001)

Basic weighted average number
common stock shares outstanding	10,575,402

Diluted weighted average number
common stock shares outstanding	10,575,402

BIGSKY PRODUCTIONS, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED JUNE 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(2,000)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Increase (decrease) in:
Prepaid expenses	(21,058)
Increase (decrease) in:
Accounts Payable	-
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	(23,058)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contributions	23,558
Net Cash (Used) By Financing Activities	23,558

NET INCREASE (DECREASE) IN CASH	500

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$500

BIGSKY PRODUCTIONS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON FEBRUARY 28, 2008
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- February 29, 2008 to June 30, 2008	10,661,381	0.001	12,897	-	23,558
Balance as of June 30, 2008	10,661,381	0.001	12,897	(2,000)	21,558

F-6

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in preparing the Company for public reporting status, and the raising of capital.

A summary of significant accounting policies of BigSky Productions, Inc. (A Development Stage Enterprise) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

BigSky Productions, Inc. was incorporated in the State of Nevada on February 28, 2008. BigSky Productions, Inc. is going to be developed as a producer of low-budget motion pictures.  The Company intends to use Canada as its primary area for producing these feature films. The Company is expected to be fully operational by March 31, 2009.

We have not commenced business operations.  To date, our business activities have been limited to organizational matters, research of film scripts on which to acquire film rights, developing our website and the preparation and filing of the registration statement of which this prospectus is a part. The Company has elected a fiscal year end of March 31st.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting controls and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

F-6

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on BigSky Productions, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. BigSky Productions, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Advertising Costs

Advertising and promotions costs are expensed as incurred.  The Company incurred no such expenses since inception.

Company Year End

The Company has a March 31st year-end.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Common Stock

The Company has 75,000,000 shares of $0.001 par value common stock authorized and has not authorized any other form of stock including preferred stock.

Depreciation

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

F-6

BIGSKY PRODUCTIONS, INC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation (continued)

Estimated Useful Lives

Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

In March of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In December of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In June 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in this contract and for hedging activities under FASB Statement No. 133.  “Accounting for Derivative Instruments and Hedging Activities, “SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances).  SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

F-6

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In March 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, " FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its results and financial position.

On March 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.

Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2008. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement changes the requirements for the accounting for and reporting of a change in accounting principle.  Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle.  This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, when practicable.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE 3 – STOCK-BASED COMPENSATION

Stock-based compensation is defined as compensation arrangements under which employees receive shares of stock, stock options, or other equity instruments, or under which the employer incurs obligations to the employees based on the price of the company’s shares. In February 2008, the Company issued Ten Million Four Hundred Eleven Thousand Three Hundred Eighty One (10,411,381) shares of common stock to its officer and director, Ellis Martin. This stock was issued to Mr. Martin in exchange for $2,250 cash and future compensation for services to be rendered as the founder of the Company.  In addition, Two Hundred Fifty Thousand (250,000) shares were issued to the Corporate Secretary, Mirza  Santillan, in exchange for Two Hundred

F-6

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE INCEPTION PERIOD OF FEBRUARY 28, 2008
TO JUNE 30, 2008

NOTE 3 – STOCK-BASED COMPENSATION (continued)

Fifty ($250) dollars  cash. The price established for the issued shares was set at $0.0010935 per share.

NOTE 4 – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE 5 – INCOME TAXES

BigSky Productions, Inc. filed organization paperwork with the State of Nevada. At the time of filing BigSky Productions, Inc. elected and filed to be a C-Corporations. This election allows all income taxes to be the responsibility of the Corporation not the Shareholders of the Corporation.

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

F-6

NOTE 6 – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Ten Million Five Hundred Seventy Five Thousand Four Hundred Two (10,575,402) shares outstanding in the development period ending June 30, 2008.

Weighted average number of shares was calculated by using total shares issued of Ten Million Six Hundred Sixty One Thousand Three Hundred Eight One (10,661,381) divided by the total number days in business of One Hundred Twenty Four and multiplying the result by the number of days stock has been issued One Hundred Twenty Three.

BIGSKY PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF NOVEMBER 30, 2008 AND JUNE 30, 2008

	NOVEMBER 30	JUNE 30
ASSETS	2008	2008
	(Unaudited)	(Audited)
Current Assets
Cash and Cash Equivalents	500	500
Prepaid Expenses	-	21,058
Total Current Assets	500	21,558

Total Assets	500	21,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, 0.001 par value;	-	-
75,000,000 shares authorized;	-	-
10,661,380 shares issued and outstanding	10,661	10,661
Additional Paid in Capital	12,897	12,897
Retained Earnings (Accumulated Deficit)	(23,058)	(23,058)
Total Stockholders' Equity	500	500

Total Liabilities and Stockholders' Equity	500	500

F-6

BIGSKY PRODUCTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED NOVEMBER 30, 2008
AND CUMULATIVE FROM FEBRUARY 28, 2008 TO NOVEMBER 30, 2008

	FIVE MONTHS
	ENDED	CUMULATIVE
	NOVEMBER 30	TO NOVEMBER 30
	2008	2008

Total Income	-	-

Total Cost of Sales	-	-

Gross Margin	-	-

General and Administrative Expenses
Administrative Expenses	21,058	21,058
Consulting	-	500
Miscellaneous	-	1,500
Total General and Administrative Expenses	21,058	23,058

Net Income (Loss)	$(21,058)	$(23,058)

Per Share Information:

Net Income (Loss) per share - 10,590,000 shares issued	$(0.006)	$(0.007)

Basic weighted average number
common stock shares outstanding	10,661,381	10,575,402

Diluted (loss) per common share	$(0.000)	$(0.000)

Diluted weighted average number
common stock shares outstanding	10,661,381	10,575,402

F-6

BIGSKY PRODUCTIONS, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED NOVEMBER 30, 2008
AND CUMULATIVE FROM FEBRUARY 28, 2008 TO NOVEMBER 30, 2008

		CUMULATIVE
CASH FLOWS FROM OPERATING ACTIVITIES	NOVEMBER 30	TO NOVEMBER 30
	2008	2008
Net income	$(21,058)	$(23,058)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-	-
(Increase) decrease in:
Accounts Receivable	-	-
Prepaid Expenses	21,058	(21,058)
Increase (decrease) in:
Accounts Payable	-	-
Accrued Payroll Taxes	-	-
Net Cash Provided (Used) By Operating Activities	-	(44,116)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-	-
Net Cash (Used) By Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital Contributions	-	23,558
Net Cash (Used) By Financing Activities	-	23,558

NET INCREASE (DECREASE) IN CASH	-	(20,558)

CASH AT BEGINNING OF PERIOD	500	-

CASH AT END OF PERIOD	$500	$(20,558)

F-6

BIGSKY PRODUCTIONS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON FEBRUARY 28, 2008
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- February 29, 2008	9,657,238	0.001	-	-	9,657

- February 29, 2008	171,381	0.001	2,829	-	3,000

- February 29, 2008	171,381	0.001	2,829	-	3,000

- February 29, 2008	171,381	0.001	2,829	-	3,000

- February 29, 2008	490,000	0.001	4,410	-	4,900

Net Loss for the period from February 28, 2008				(2,000)	(2,000)
to June 30, 2008
Balance as of June 30, 2008	10,661,381	0.001	12,897	(2,000)	21,558

Net Loss for the period from July 1, 2008
to November 30, 2008				(21,058)	(21,058)

Balance as of November 30, 2008	10,661,381	0.001	12,897	(23,058)	500

BIGSKY PRODUCTIONS, INC.
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2007 audited financial statements.  The results of operations for the period ended September 30, 2008 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

5,025,000 Shares

$0.05 Per Share

Common Stock

PROSPECTUS
December 23,  2008

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.